News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G DELIVERS THIRD QUARTER CORE EPS UP 5% TO $1.04, ORGANIC SALES INCREASES 3%

CINCINNATI, Apr. 23, 2014 - The Procter & Gamble Company (NYSE:PG) reported third quarter fiscal year 2014 core earnings per share of $1.04, an increase of five percent versus the prior year.  On a currency-neutral basis, core earnings per share increased 17 percent for the quarter.  Diluted net earnings per share were $0.90, an increase of two percent.  P&G delivered organic sales growth of three percent for the quarter.  Net sales were $20.6 billion, unchanged versus the prior year period, including a negative three percentage point impact from foreign exchange.

“P&G’s third quarter results came in as we had expected.  This leaves us on track to deliver our top- and bottom-line growth objectives for the fiscal year,” said Chairman, President, and Chief Executive Officer A.G. Lafley.  “We’re operating in a slow-growth, highly competitive environment, which places even greater importance on strong innovation and productivity improvement.  We’re delivering meaningful product innovations that are attracting more consumers to our brands.  We’re making good progress on our productivity plans, with cost savings and enrollment reductions ahead of going-in targets for the year.  We’re confident that the cumulative benefits from these innovations and productivity improvements will lead, over time, to improved value creation for consumers, customers and shareholders.”

January – March Quarter Discussion

All-in net sales were unchanged versus the prior year at $20.6 billion in the January – March quarter, including a negative three percentage point impact from foreign exchange.  Organic sales grew three percent.  Organic sales were at or above year ago levels in each reporting segment.  Volume grew three percent.  Pricing increased sales by one percent with higher pricing in each reporting segment, and unfavorable geographic and product mix decreased sales by one percent.

		Foreign			Net	Organic	Organic
	Volume	Exchange	Price	Mix	Sales	Volume	Sales
Beauty	0%	-3%	1%	0%	-2%	1%	2%
Grooming	2%	-5%	3%	-4%	-4%	2%	1%
Health Care	2%	-2%	1%	-3%	-2%	2%	0%
Fabric Care and Home Care	6%	-4%	1%	-1%	2%	6%	6%
Baby, Feminine and Family Care	0%	-4%	2%	0%	-2%	0%	2%
Total P&G	3%	-3%	1%	-1%	0%	3%	3%

●
Beauty segment organic sales increased two percent from innovation in Hair Care, Deodorants, and Personal Cleansing, and market growth.  This was partially offset by a sales decrease in Salon Professional and Skin Care primarily in Asia.

●
Grooming segment organic sales increased one percent due to higher pricing and innovation on Blades & Razors and Appliances, which was partially offset by geographic and product mix and market contraction in developed regions.

●
Health Care segment organic sales were unchanged.  Growth in Oral Care sales from innovation, geographic market expansion and market growth was offset by decreases in Personal Health Care due to lower cold and flu incidents and in Pet Care primarily behind the continuing impacts from product recalls in the previous fiscal year.

●
Fabric Care and Home Care segment organic sales increased six percent with growth across each business.  Fabric Care was up behind new innovation, developing market growth, higher pricing and initial innovation shipments.  Home Care and Personal Power sales grew behind innovation and market expansion in developing regions, and Personal Power and Professional increased sales due to distribution expansion.

●
Baby, Feminine and Family Care segment organic sales increased two percent.  Baby Care sales were up behind product innovation and market growth in the developing regions.  Feminine Care sales grew due to developing market growth and value interventions in North America.  Family Care sales declined due to competitive promotional activity.

Core earnings per share, which exclude non-core restructuring charges and balance sheet revaluation charges resulting from foreign exchange policy changes in Venezuela, were $1.04, an increase of five percent versus the prior year.  The core effective tax rate decreased 250 basis points versus the prior year, providing a $0.03 earnings per share benefit.  Other foreign exchange impacts reduced earnings by $0.12 per share.  Core earnings per share were up 17 percent on a currency-neutral basis.  Diluted net earnings per share were $0.90, an increase of two percent versus the prior year.

Operating profit margin increased 30 basis points driven by a reduction in selling, general and administrative (SG&A) expense, partially offset by a lower gross margin.  Gross margin decreased 140 basis points due to 150 basis points of geographic and product mix, 100 basis points from foreign exchange, and higher commodity costs, which were partially offset by manufacturing savings of approximately 200 basis points, volume leverage and pricing.  SG&A as a percentage of sales decreased 170 basis points driven by 130 basis points from a combination of marketing efficiencies and overhead productivity savings.

Operating cash flow was $4.1 billion for the third quarter.  The Company repurchased $1.5 billion of common stock and returned $1.7 billion of cash to shareholders as dividends.  Earlier this month, the Company announced an increase to the quarterly dividend of seven percent.  P&G has been paying a dividend for 124 consecutive years since its incorporation in 1890.  This is the 58th consecutive year that the Company has increased its dividend.

Fiscal Year 2014 Guidance

The Company continues to expect organic sales growth of three percent to four percent.  All-in sales growth is expected to be approximately one percent, including a negative foreign exchange impact of two to three percent.  Core earnings per share are expected to grow three percent to five percent for the fiscal year, and reported earnings per share are expected to grow in the range of one percent to four percent.

Pet Care Divestiture

As announced earlier this month, Mars Inc. has agreed to buy a significant portion of P&G’s global Pet Care business.  The transaction is expected to be completed in the second half of calendar 2014, subject to regulatory approvals.  P&G said that it intends to sell the remaining portion of its Pet Care business in a separate transaction.

As a result of P&G’s decision to exit the Pet Care business, the company said that it will begin reporting results of the global Pet Care business as discontinued operations effective with the April-June 2014 quarter.  Historical quarterly and fiscal year results will be restated on the same basis.  Following is a table that shows the expected impact to quarterly Core EPS results from this change for the Pet Care business.

Pet Care Earnings Impact	Earnings per share
	Q1	Q2	Q3	Q4	FY
FY'13 Core EPS Including Pet	$1.06	$1.22	$0.99	$0.79	$4.05
Pet Care Earnings to Discontinued Operations	($0.01)	($0.01)	($0.01)	$0.00	($0.03)
FY'13 Core EPS Excluding Pet	$1.05	$1.21	$0.98	$0.79	$4.02

FY'14 Core EPS Including Pet	$1.05	$1.21	$1.04	*	*
Pet Care Earnings to Discontinued Operations	($0.01)	($0.01)	($0.01)	($0.02)	($0.04)
FY'14 Core EPS Excluding Pet	$1.04	$1.20	$1.03	*	*

*Note: Guidance not provided

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended March 31			Three Months Ended March 31
	2014	2013	% Change	2014	2013	% Change
COST OF PRODUCTS SOLD	10,601	10,344	2%	10,510	10,294	2%

GROSS PROFIT	9,958	10,254	-3%	10,049	10,304	-2%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,500	6,849	-5%	6,147	6,435	-4%

OPERATING INCOME	3,458	3,405	2%	3,902	3,869	1%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$0.90	$0.88	2%	$1.04	$0.99	5%

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	48.4%	49.8%	(140)	48.9%	50.0%	(110)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.6%	33.3%	(170)	29.9%	31.2%	(130)
OPERATING MARGIN	16.8%	16.5%	30	19.0%	18.8%	20

CASH FLOW (NINE MONTHS ENDED MARCH 31) - SOURCE/(USE)
OPERATING CASH FLOW	9,452	10,481
FREE CASH FLOW	6,845	8,055
DIVIDENDS	(5,097)	(4,797)
SHARE REPURCHASE	(5,505)	(4,985)

*Core excludes incremental restructuring charges and balance sheet impact of Venezuela devaluations.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.
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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales growth is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales growth is as follows:

January – March (JFM) 2014
	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-2%	3%	1%	2%
Grooming	-4%	5%	0%	1%
Health Care	-2%	2%	0%	0%
Fabric Care and Home Care	2%	4%	0%	6%
Baby, Feminine and Family Care	-2%	4%	0%	2%
Total P&G	0%	3%	0%	3%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2014 (Estimate)	1%	2% to 3%	0%	3% to 4%

*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share excluding charges in FYs 2014 and 2013 for incremental restructuring due to increased focus on productivity and cost savings, and charges in FYs 2014 and 2013 for the balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela, charges in FY 2013 related to European legal matters, holding gain in FY 2013 on the buyout of our Iberian joint venture (JV), and impairment charges in FY 2013 for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	JFM 14	JFM 13
Diluted Net Earnings Per Share	$0.90	$0.88
Venezuela balance sheet (b/s) devaluation impacts	$0.10	$0.08
Incremental restructuring	$0.04	$0.03
Core EPS	$1.04	$0.99
Core EPS Growth	5%

	JAS 12	OND 12	AMJ 13	JAS 13	OND 13	FY 13
Diluted Net Earnings Per Share	$0.96	$1.39	$0.64	$1.04	$1.18	$3.86
Gain on buyout of Iberian JV	-	($0.21)	-	-	-	($0.21)
Incremental restructuring	$0.09	$0.05	$0.02	$0.02	$0.03	$0.18
Charges for European legal matters	$0.01	-	$0.04	-	-	$0.05
Impairment charges	-	-	$0.10	-	-	$0.10
Venezuela b/s devaluation impacts	-	-	-	-	-	$0.08
Rounding impacts	-	($0.01)	($0.01)	($0.01)	-	($0.01)
Core EPS	$1.06	$1.22	$0.79	$1.05	$1.21	$4.05

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Currency-neutral Core EPS:  This is a measure of the Company’s Core EPS growth excluding the impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.

JFM 14
Diluted Net Earnings Per Share Increase	2%
Venezuela balance sheet devaluation impacts of $0.02	2%
Incremental restructuring of $0.01	1%
Core EPS Growth	5%
Other foreign exchange impact of $0.12	12%
Currency-neutral Core EPS Growth	17%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Core Operating Profit Margin:  This is a measure of the Company’s Operating Margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings and the current and prior year charges for the balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela:

	JFM 14	JFM 13
Operating Profit Margin	16.8%	16.5%
Incremental restructuring	0.7%	0.6%
Venezuela balance sheet devaluation impacts	1.4%	1.7%
Rounding impacts	0.1%	-
Core Operating Profit Margin	19.0%	18.8%
Basis point change	20

Core Gross Margin:  This is a measure of the Company’s Gross Margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings:

	JFM 14	JFM 13
Gross Margin	48.4%	49.8%
Incremental restructuring	0.4%	0.2%
Rounding impacts	0.1%	-
Core Gross Margin	48.9%	50.0%
Basis point change	-110

Core Selling, General and Administration Expense (SG&A) as a percentage of sales:  This is a measure of the Company’s SG&A as a percentage of sales adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings and the current and prior year charges for the balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela:

	JFM 14	JFM 13
SG&A as a percentage of sales	31.6%	33.3%
Incremental restructuring	(0.3%)	(0.3%)
Venezuela balance sheet devaluation impacts	(1.4%)	(1.7%)
Rounding impacts	-	(0.1%)
Core SG&A as a percentage of sales	29.9%	31.2%
Basis point change	-130

Core Effective Tax Rate:  This is a measure of the Company’s effective tax rate adjusted for current and prior year charges for incremental restructuring and the current and prior year charges for the balance sheet impacts from the devaluation of the foreign currency exchange rate in Venezuela.  The table below provides a reconciliation of the effective tax rate to the Core effective tax rate:

	JFM 14	JFM 13
Effective Tax Rate	20.8%	21.2%
Tax impact of incremental restructuring	(0.1%)	(0.1%)
Tax impact of Venezuela devaluation impacts	(1.1%)	1.1%
Rounding	0.1%	-
Core Effective Tax Rate	19.7%	22.2%

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
Jul 2013 - Mar 2014	$9,452	($2,607)	$6,845

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended March 31			Nine Months Ended March 31

	2014	2013	% CHG	2014	2013	% CHG
NET SALES	$20,559	$20,598	0%	$64,044	$63,512	1%
COST OF PRODUCTS SOLD	10,601	10,344	2%	32,541	31,574	3%
GROSS PROFIT	9,958	10,254	(3)%	31,503	31,938	(1)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,500	6,849	(5)%	19,342	20,090	(4)%
OPERATING INCOME	3,458	3,405	2%	12,161	11,848	3%
INTEREST EXPENSE	179	163	10%	531	504	5%
INTEREST INCOME	29	21	38%	73	59	24%
OTHER NON-OPERATING INCOME, NET	20	25	(20)%	68	929	(93)%
EARNINGS BEFORE INCOME TAXES	3,328	3,288	1%	11,771	12,332	(5)%
INCOME TAXES	692	697	(1)%	2,606	2,812	(7)%

NET EARNINGS	2,636	2,591	2%	9,165	9,520	(4)%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27	25	8%	101	83	22%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,609	$2,566	2%	$9,064	$9,437	(4)%

EFFECTIVE TAX RATE	20.8%	21.2%		22.1%	22.8%

NET EARNINGS PER COMMON SHARE:
BASIC NET EARNINGS PER COMMON SHARE	$0.94	$0.92	2%	$3.26	$3.38	(4)%
DILUTED NET EARNINGS PER COMMON SHARE	$0.90	$0.88	2%	$3.12	$3.22	(3)%

DIVIDENDS PER COMMON SHARE	$0.602	$0.562	7%	$1.805	$1.686	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,894.1	2,930.7		2,908.9	2,927.6

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	48.4%	49.8%	(140)	49.2%	50.3%	(110)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	31.6%	33.3%	(170)	30.2%	31.6%	(140)
OPERATING MARGIN	16.8%	16.5%	30	19.0%	18.7%	30
EARNINGS BEFORE INCOME TAXES	16.2%	16.0%	20	18.4%	19.4%	(100)
NET EARNINGS	12.8%	12.6%	20	14.3%	15.0%	(70)
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	12.7%	12.5%	20	14.2%	14.9%	(70)

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended March 31, 2014
		% Change		% Change		% Change
		Versus	Earnings Before	Versus	Net Earnings	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago		Year Ago
Beauty	$ 4,691	-2%	$ 800	16%	$ 624	17%
Grooming	1,863	-4%	$ 613	3%	463	4%
Health Care	2,361	-2%	$ 438	-5%	294	-4%
Fabric Care and Home Care	6,340	2%	$ 1,030	-3%	658	-3%
Baby, Feminine and Family Care	5,453	-2%	$ 1,103	-11%	725	-10%
Corporate	(149)	N/A	$ (656)	N/A	(128)	N/A
Total Company	20,559	0%	3,328	1%	2,636	2%

	Three Months Ended March 31, 2014
	(Percent Change vs. Year Ago)
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other*	Net Sales Growth
Beauty	0%	1%	-3%	1%	0%	0%	-2%
Grooming	2%	2%	-5%	3%	-4%	0%	-4%
Health Care	2%	2%	-2%	1%	-3%	0%	-2%
Fabric Care and Home Care	6%	6%	-4%	1%	-1%	0%	2%
Baby, Feminine and Family Care	0%	0%	-4%	2%	0%	0%	-2%
Total Company	3%	3%	-3%	1%	-1%	0%	0%

	Nine Months Ended March 31, 2014
		% Change		% Change		% Change
		Versus	Earnings Before	Versus	Net Earnings	Versus
	Net Sales	Year Ago	Income Taxes	Year Ago		Year Ago
Beauty	$ 14,878	-2%	$ 2,869	7%	$ 2,241	8%
Grooming	5,937	-2%	1,944	1%	1,469	3%
Health Care	7,241	1%	1,372	-5%	938	-4%
Fabric Care and Home Care	19,891	2%	3,672	-2%	2,392	-2%
Baby, Feminine and Family Care	16,559	1%	3,366	-6%	2,215	-5%
Corporate	(462)	N/A	(1,452)	N/A	(90)	-132%
Total Company	64,044	1%	11,771	-5%	9,165	-4%

	Nine Months Ended March 31, 2014
	(Percent Change vs. Year Ago)
	Volume with Acquisitions & Divestitures	Volume excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other*	Net Sales Growth
Beauty	1%	1%	-2%	0%	0%	-1%	-2%
Grooming	1%	1%	-3%	3%	-2%	-1%	-2%
Health Care	2%	2%	-1%	2%	-2%	0%	1%
Fabric Care and Home Care	6%	6%	-3%	0%	-1%	0%	2%
Baby, Feminine and Family Care	3%	3%	-3%	1%	0%	0%	1%
Total Company	4%	3%	-3%	1%	-1%	0%	1%

Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
* Other includes the sales mix impact from acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Statements of Cash Flows

	Nine Months Ended March 31
	2014	2013

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,947	$4,436

OPERATING ACTIVITIES
NET EARNINGS	9,165	9,520
DEPRECIATION AND AMORTIZATION	2,317	2,188
SHARE BASED COMPENSATION EXPENSE	247	250
DEFERRED INCOME TAXES	(90)	75
GAIN ON PURCHASE/SALE OF BUSINESSES	(17)	(906)
CHANGES IN:
ACCOUNTS RECEIVABLE	150	(504)
INVENTORIES	(355)	(492)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(1,160)	(84)
OTHER OPERATING ASSETS & LIABILITIES	(1,005)	483
OTHER	200	(49)
TOTAL OPERATING ACTIVITIES	9,452	10,481

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(2,607)	(2,426)
PROCEEDS FROM ASSET SALES	67	559
ACQUISITIONS, NET OF CASH ACQUIRED	3	(1,148)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	-	(1,504)
CHANGE IN OTHER INVESTMENTS	(161)	(156)
TOTAL INVESTING ACTIVITIES	(2,698)	(4,675)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(5,097)	(4,797)
CHANGE IN SHORT-TERM DEBT	2,259	4,152
ADDITIONS TO LONG-TERM DEBT	4,268	2,253
REDUCTION OF LONG-TERM DEBT	(1,992)	(3,749)
TREASURY STOCK PURCHASES	(5,505)	(4,985)
IMPACT OF STOCK OPTIONS AND OTHER	1,544	2,730
TOTAL FINANCING ACTIVITIES	(4,523)	(4,396)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4	30

CHANGE IN CASH AND CASH EQUIVALENTS	2,235	1,440

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,182	$5,876

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Condensed Consolidated Balance Sheet
	March 31, 2014	June 30, 2013
CASH AND CASH EQUIVALENTS	$8,182	$5,947
AVAILABLE-FOR-SALE INVESTMENT SECURITIES	1,570	-
ACCOUNTS RECEIVABLE	6,353	6,508
TOTAL INVENTORIES	7,227	6,909
OTHER	4,794	4,626
TOTAL CURRENT ASSETS	28,126	23,990

PROPERTY, PLANT AND EQUIPMENT, NET	22,274	21,666
GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	87,532	86,760
OTHER NONCURRENT ASSETS	5,265	6,847

TOTAL ASSETS	$143,197	$139,263

ACCOUNTS PAYABLE	7,512	8,777
ACCRUED AND OTHER LIABILITIES	9,078	8,828
DEBT DUE WITHIN ONE YEAR	15,528	12,432
TOTAL CURRENT LIABILITIES	32,118	30,037

LONG-TERM DEBT	20,837	19,111
OTHER	20,201	21,406
TOTAL LIABILITIES	73,156	70,554

TOTAL SHAREHOLDERS' EQUITY	70,041	68,709

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$143,197	$139,263